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                                                                Exhibit 3.2

                                    BY-LAWS
                                       OF
                             TRANSCO ENERGY COMPANY

                                   ARTICLE I

                                  STOCKHOLDERS

Section A.       Stockholders' Meetings

        1.       Time.   The annual meeting shall be held on the date and at
the time fixed, from time to time, by the directors. Special meetings of stockholders shall be held on the date and at the time fixed by the directors and set forth in the call of meeting. Any previously scheduled annual or special meeting may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.

        2.      Place.   Annual meetings and special meetings shall be held at
such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Company in the State of Delaware.

        3.       Call.   Annual meetings and special meetings may be called by
the directors or by any officer instructed by the directors to call the meeting.

        4.       Notice or Waiver of Notice.   Written notice of all meetings
shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the


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transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the secretary of the Company. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.





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        5.       Stockholder List.   The officer who has charge of the stock
ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Company, or to vote at any meeting of stockholders.

        6.       Conduct of Meeting.   Meetings of the stockholders shall be
presided over by one of the following officers in the order of seniority and if present and acting -- the chairman of the board, the chief executive officer, the president, or a vice president. If none of the foregoing officers is present and acting, the meeting shall be presided over by a chairman to be chosen by the stockholders. The secretary of the Company, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present the chairman of the meeting shall appoint a secretary of the meeting.





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        7.       Proxy Representation.   Every stockholder may authorize
another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting or voting or otherwise participating at a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

        8.       Quorum.   The holders of a majority of the outstanding shares
of stock entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. In addition, any annual or special meeting of stockholders may be adjourned, whether or not a quorum is present, by the Chairman of the Board or pursuant to resolution of the Board of Directors.

        9.       Voting.   Each share of stock shall entitle the holder thereof
to one vote. The directors shall be elected by the affirmative vote of a majority of the shares present and entitled to vote at the meeting at which such election is held. Any other action at a meeting of stockholders shall be taken only by the affirmative vote of a majority of the shares present and entitled to vote at such meeting. All elections of





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directors shall be by written ballot.  Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

        10.      Inspectors and Judges.   The directors, in advance of any
meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them.





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        11.      Notice of Stockholder Business and Nomination of Directors.

        (a)      Annual Meetings of Stockholders.   (i) Nominations of persons
for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Company's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11.

        (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(i) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for





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election of directors, or is otherwise required, in each case pursuant to
Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (II) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

        (iii)    Notwithstanding anything in the second sentence of paragraph
(a)(ii) of this Section 11 to the contrary, in the event that any person nominated by the Board of Directors of the Company for election as a director (other than a person nominated to fill a vacancy created by the death of a director) was not a director or nominee named (A) in the Company's proxy statement for the preceding annual meeting or (B) in a public announcement made by the Company at least 60 days prior to the first anniversary of the preceding year's annual meeting (a "New Nominee"), a stockholder's notice required by this Section 11 shall also be considered timely if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which public





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announcement is first made by the Company of the election or nomination of such
New Nominee to the Board of Directors.

        (iv) The Company shall set forth in its proxy statement for each annual meeting of stockholders the date by which notice of nominations by stockholders of persons for election as director or of other business proposed to be brought by stockholders at the next annual meeting of stockholders must be received by the Company to be considered timely pursuant to this Section 11. With respect to the first annual meeting of stockholders after the adoption of this Section 11, the Company shall issue a public announcement setting forth such information not less than 30 days prior to the applicable date.

        (b)      Special Meetings of Stockholders.   Only such business shall
be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice provided for in this Section 11, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 11. Stockholders desiring to nominate persons for election to the Board of Directors at such a special meeting of stockholders shall deliver the stockholder's notice required by paragraph (a)(ii) of this Section 11 to the Secretary of the Company at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later





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of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

        (c)      General.   (i) Only persons who are nominated in accordance
with the procedures set forth in this Section 11 shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal shall be disregarded.

        (ii) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

        (iii) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to limit the Company's obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.





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Section B.       Stockholder's Action

        12.      Meeting Required.   Whenever the vote of stockholders at a
meeting thereof is required or permitted to be taken for or in connection with any corporate action, such vote may only be taken at an annual or special meeting with prior notice, except as provided in the Restated Certificate of Incorporation, as amended.

Section C.       Record Date for Determining Stockholders

        13.      Date Fixed by Directors.   For the purpose of determining the
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

        14.      Date Not Fixed by Directors.   If no record date is fixed by
the directors, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.





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        15.      Date For Adjourned Meeting.   When a determination of
stock-holders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section D.       Certificates of Stock

        16.      Signatures Required.   Every holder of stock in the Company
shall be entitled to have a certificate signed by, or in the name of the Company by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company certifying the number of shares owned by him in the Company. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        17. Multiple Classes or Series of Stock and Partly Paid Stock. Whenever the Company shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Company shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of





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any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

        18.      Lost, Stolen or Destroyed Certificates.   The Company may
issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

Section E.       Transfers of Stock

        19.      Required Procedures.   Upon compliance with provisions
restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Company shall be made only on the stock ledger of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                                  ARTICLE II

                                  DIRECTORS


Section A.       General

        20.      Functions and Definitions.   The business of the Company shall
be managed by or under the direction of the board of directors of the Company. The use





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of the phrase "whole board" herein refers to the total number of directors which the Company would have if there were no vacancies.

        21.      Qualifications and Number.   A director need not be a
stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole board shall be ten and such additional number, if any, as may be necessary to permit holders of preferred stock to elect such number of directors as they may be entitled. The number of directors may not be increased except as provided in Article VI hereof.

        22.      Election and Term.   The board of directors shall be elected
by the stockholders at the annual meeting of stockholders or at special meetings of stockholders called for such purpose. The directors shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the whole number of directors of the board of directors. The initial term of office for members of the first class shall expire at the annual meeting of stockholders next following; the initial term for members of the second class shall expire at the annual meeting of stockholders one year thereafter; and the initial term for members of the third class shall expire at the annual meeting of stockholders two years thereafter. At the expiration of the initial term, and of each succeeding term of each class, the directors of each class shall be elected to serve for a term of three years. If a newly created directorship or a vacancy or vacancies shall occur in the board of directors, including a vacancy or vacancies due to the removal of a director or directors for cause, such vacancy or vacancies may be filled with the approval of 80 percent of the remaining directors, although less than a quorum. Any director so elected shall serve for the unexpired term of office or until his successor is





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elected and qualified at an annual meeting or a special meeting called for the purpose of electing such successor director or until his earlier resignation or removal.

        23.      Removal.   One or more of the directors may be removed only
for cause by the stockholders or by the board of directors.

        24.      Committees.   The board of directors may, by resolution passed
by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Company. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Section B.       Director's Meetings

        25.      Time.   Meetings shall be held at such time as the board shall
fix, except that the first meeting of a newly elected board shall be held as soon after its election as the directors may conveniently assemble.

        26.      Place.   Meetings shall be held at such place within or
without the State of Delaware as shall be fixed by the board.





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        27.      Call.   No call shall be required for regular meetings for
which the time and place have been fixed. Special meetings may be called by or at the direction of the chairman of the board, if any, or the president, or a majority of the directors in office.

        28.      Notice or Actual or Constructive Waiver.   No notice shall be
required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings at least twenty-four hours in advance of the time set for such meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

        29.      Quorum and Action.   One-third of the whole board shall
constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Restated Certificate of Incorporation, as amended, or the General Corporation Law, the act of the board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Restated Certificate of Incorporation, as amended, or the General Corporation Law and these by-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the board.





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        30.      Chairman.   The board may elect one of its members as chairman
of the board. The chairman of the board, if any, and if present and acting, shall preside at all meetings of the board of directors and of the stockholders of the Company. Otherwise, the president, if present, acting and a director, or any other director chosen by the board, shall preside.

        31.      Required Consent.   Any action required or permitted to be
taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                 ARTICLE III

                                   OFFICERS

Section A.       General

        32.      Officers to be Elected.   The directors shall elect a
president, a vice president, a secretary, a treasurer and a controller, and may elect a chief executive officer, one or more additional vice presidents, assistant secretaries, assistant treasurers and assistant controllers, and may elect such other officers and agents as are desired. Any number of offices may be held by the same person.

        33.      Term.   Unless otherwise provided in the resolution of
election or appointment, each officer shall hold office until the meeting of the board of directors following the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal.





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        34.      Powers and Duties Generally.   Officers shall have the powers
and duties set forth herein and in the resolutions appointing them.

        35.      Removal.   The board of directors may remove any officer for
cause or without cause.

Section B.       Duties of Each Officer

        36.      President.   The president shall be the chief executive
officer of the Company, shall be responsible for the general and active management of the business of the Company, and shall see that all orders and resolutions of the board are carried into effect. He shall execute bonds, mortgages and other contracts, requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Company. To the extent permitted by law, his signature upon bonds or debentures authenticated by the signature of a trustee may be facsimile.

        37.      Vice Presidents.   The vice presidents in order of their
organizational ranking shall, in the absence, disability or event of a vacancy in the office of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe. Where such organizational ranking is the same, seniority in ranking shall take precedence. To the extent permitted by law, the signature of any vice president upon bonds or debentures authenticated by the signature of a trustee may be facsimile.

        38.      Secretary and Assistant Secretaries.   The secretary shall
attend all sessions of the board and all meetings of the stockholders and record all votes and the





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minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the Company and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which signature may, to the extent permitted by law, be facsimile. The assistant secretaries in order of their seniority shall, in the absence, disability or event of vacancy in the office of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

        39.      Treasurer and Assistant Treasurers.   The treasurer shall have
the custody of the corporate funds and securities and shall establish full and accurate accounts of all receipts and disbursements belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the board of directors. He shall disburse the funds of the Company as may be ordered by the board, requiring proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an accounting of all his transactions as treasurer and of the financial condition of the Company. If required by the board of directors, he shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the





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board for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company. The assistant treasurers in the order of their seniority shall, in the absence, disability or event of a vacancy in the office of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall prescribe.

        40.      Controller and Assistant Controllers.   The controller shall
maintain adequate books of account and records of all assets, liabilities, contracts, leases, and transactions of the Company, and shall see that adequate audits thereof are currently and regularly made on a consistent basis. He shall be responsible for the preparation and issuance of all financial reports of the Company as may be designated from time to time or be required by the board of directors, the president, and governmental agencies. He shall initiate, coordinate and enforce throughout the Company appropriate procedures and corporate practices to adequately safeguard the Company's resources and to assure that the business of the Company will be conducted in an efficient and economical manner. The assistant controllers in the order of their seniority shall, in the absence, disability or event of a vacancy in the office of the controller, perform the duties and exercise the powers of the controller, and shall perform such other duties as the board of directors shall prescribe.





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
                                  ARTICLE IV

                                CORPORATE SEAL

        41.      Form.   The corporate seal shall be in such form as the board
of directors shall prescribe.

                                  ARTICLE V

                                 FISCAL YEAR

        42.      Term.   The fiscal year shall begin the first day of January
in each year and shall end the last day of the next following December.

                                  ARTICLE VI

                             CONTROL OVER BY-LAWS

        43.      Adoption, Amendment, Alteration and Repeal.   The board of
directors may adopt, amend or repeal any provisions of the bylaws, except that any amendment or the repeal of this Section 43 and any amendment or repeal the effect of which would be to increase the number of directors constituting the board of directors shall require the approval of not less than eighty percent (80%) of the directors then holding office. The stockholders shall not make, repeal, alter, amend or rescind the Bylaws except by the vote of the holders of not less than eighty percent (80%) of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Section 43 as one class.

                                 ARTICLE VII

                               INDEMNIFICATION

        44.      Right of Indemnification.   The corporation shall indemnify
and hold harmless, to the fullest extent permitted by applicable law or its Articles of

Incorporation as it presently exists or may hereafter be amended, any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as director, officer, employee or fiduciary of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation. The corporation may indemnify an agent of the corporation to the same extent that a director, officer or employee is indemnified hereunder.

        45.      Prepayment of Expenses.   The corporation shall pay the
expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

        46.      Claims.   If claim for indemnification or payment of expenses
under this Article is not paid in full within ninety days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        47.      Non-Exclusivity of Rights.   The rights conferred on any
person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        48.      Amendment or Repeal.   Any repeal or modification of the
foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.





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